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                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45036) pertaining to the 1982 Incentive Stock Option Plan, the Registration Statement (Form S-8 No. 33-60138) pertaining to the 1992 Director Incentive Stock Option Plan and the Registration Statement (Form S-8 No. 33-60128) pertaining to the 1992 Key Employee Stock Option Plan of Industrial Training Corporation of our report dated February 16, 1996, with respect to the consolidated financial statements of Industrial Training Corporation included in the Annual Report (Form 10-KSB) for the year ended December 31, 1995.



Vienna, Virginia                                               Ernst & Young LLP

February 27, 1996